Exhibit 99.1
The First Bancorp Announces First Quarter Results
Net Interest Margin Expansion and Improved Efficiency
Drive a 27% Increase in First Quarter Earnings
DAMARISCOTTA, ME, April 22, 2026--(BUSINESS WIRE) --The First Bancorp (Nasdaq: FNLC), ("the Company", "we", "us", "our"), parent company of First National Bank, today reported unaudited results for the quarter ended March 31, 2026. Net income for the period was $9.0 million with fully diluted earnings per share of $0.80, as compared to net income of $7.1 million and diluted earnings per share of $0.63 for the three months ended March 31, 2025.
First Quarter Notable Items:
•Net Income of $9.0 million is an increase of 27.1% as compared to Q1 2025
•Diluted EPS of $0.80 is an increase of 26.2% from Q1 2025
•Net Interest Margin expanded to 2.86%, a 38 basis point increase from Q1 2025
•Loan growth in the period of $11.0 million
•Efficiency Ratio of 52.64%, improved from 56.93% in Q1 2025
•Tangible Book Value per share rose to $22.71, up 11.1% from Q1 2025
•Quarterly shareholder dividend of $0.37 per share

CEO COMMENTS
"I am pleased to report continued year-over-year quarterly earnings growth to kick off 2026," commented Tony C. McKim, the Company's President and Chief Executive Officer. "Net income of $9.0 million for the first quarter is an increase of 27.1% from the first quarter of 2025. Our Return on Average Assets for the period was 1.15% and our Return on Average Tangible Common Equity was 14.15%, both up nicely from 0.91% and 12.64%, respectively, a year ago.
"Earnings growth has been driven by continued expansion of our net interest margin, coupled with increased non-interest revenue and controlled expenses. Our margin improved for the seventh consecutive quarter, to 2.86% for the first quarter of 2026, up 38 basis points from the first quarter of 2025, with the improvement stemming from a combination of earning asset yield enhancement focused in the loan portfolio and reduced funding costs.
"Total assets increased $34 million in the quarter, including net loan growth of $11 million. New loan production for the quarter was $116 million. Total deposits were flat as non-maturity deposits followed a typical seasonal pattern, falling $58.6 million during the period, and were replaced by short-term time deposits and borrowings. Our capital position strengthened as compared to both the prior year quarter and the immediate prior quarter, and overall liquidity remains more than sufficient."
Concluding, Mr. McKim shared, "We are pleased to carry forward last year's earnings momentum into 2026 with positive first quarter results. The entire team at First National Bank is focused on delivering exceptional banking experiences to our growing customer base and building value for the communities and stakeholders we serve."
OPERATING RESULTS Q1 2026 v. Q1 2025 (prior year quarter)
Net income was $9.0 million for the three months ended March 31, 2026, an increase of $1.9 million or 27.1% from the first quarter of 2025. Net interest income was $20.7 million for the three months ended March 31, 2026, an increase of $2.9 million or 16.2% from the first quarter of 2025. Net interest margin improved to 2.86% for the first quarter of 2026, up from 2.48% in the prior year quarter. The lift in margin was the result of a 5 basis point increase in the tax equivalent yield on earning assets coupled with a 38 basis point decrease in the cost of total liabilities. Earning assets averaged a yield of 5.33% for the three months ended March 31, 2026, while total liabilities carried an average cost of 2.89%.
Total non-interest income was $4.5 million for the three months ended March 31, 2026, an increase of $449,000, or 11.2% from the first quarter of 2025. The increase was centered in Wealth Management revenue which was up $169,000 or 12.8% from the prior year, and other operating income which increased $228,000 or 28.9%. Total non-interest expense for the three months ended March 31, 2026, was $13.6 million, an increase of $772,000, or 6.0%, from the first quarter of 2025. The period-to-period change is centered in employee salaries and benefits, resulting from annual salary adjustments, lower deferred salaries, and higher health insurance expenses. The Company's efficiency ratio for the first quarter of 2026 was 52.64%, improved from 56.93% in the prior year quarter.
OPERATING RESULTS Q1 2026 v. Q4 2025 (linked quarter)
Net income was $9.0 million for the three months ended March 31, 2026, a decrease of $1.2 million or 11.6% from the fourth quarter of 2025. Net interest income of $20.7 million for the three months ended March 31, 2026, was a decrease of $422,000 or 2.0% from the linked quarter, attributable primarily to Q4 2025 having two more days of net interest income accrual than Q1 2026. The net interest margin increased to 2.86% in the first quarter of 2026, an improvement of 3 basis points from the linked quarter.

Total non-interest income of $4.5 million for the first quarter of 2026 was down $283,000 from the fourth quarter of 2025. The change is centered in a $396,000 decrease in Debit Card income stemming from seasonally lower transaction volume and recognition of an annual program incentive payment in the linked quarter. Other operating income increased $82,000, principally from loan-based derivative fees, and revenue increased $53,000 at First National Wealth Management. Total non-interest expense for the three months ended March 31, 2026 was $13.6 million, an increase of $485,000, or 3.7%, from the linked quarter.
LOANS, TOTAL ASSETS & FUNDING
Total assets as of March 31, 2026, were $3.20 billion, up $34.5 million in the first quarter. Earning assets grew $27.8 million with loan growth of $11.0 million during the period. Investment balances fell $9.5 million in the quarter while overnight funds sold increased by $26.0 million.
Loan balances grew at a modest pace in the first quarter, the net effect of new loan production, scheduled amortization, and payoffs during the period. The residential mortgage and home equity loan segments each contributed to loan portfolio growth, up $4.0 million and $4.9 million, respectively in the first quarter. Commercial and industrial loan balances increased $16.1 million, while commercial real estate loan balances and multifamily loan balances decreased by $5.3 million and $8.5 million, respectively.
Total deposits as of March 31, 2026 were $2.66 billion, unchanged from year-end 2025. Non-maturity deposits fell $58.6 million in the first quarter, in line with expectations. Time deposits increased $58.5 million and borrowed funds increased $8.0 million during the period. Uninsured deposits as of March 31, 2026 were estimated at 18.2% of total deposits, and 75% of uninsured deposits were fully collateralized. Available day-one liquidity was $721 million, sufficient to cover 149% of estimated uninsured deposits.
ASSET QUALITY
Overall asset quality remains satisfactory. As of March 31, 2026, the ratio of non-performing assets to total assets was 0.51%, compared to 0.41% as of December 31, 2025, and 0.19% as of March 31, 2025. The ratio of non-performing loans to total loans was 0.67% as of March 31, 2026, compared to 0.54% as of December 31, 2025, and 0.25% as of March 31, 2025. Loans past due thirty days or more were 1.14% of total loans as of March 31, 2026.
The Allowance for Credit Losses ("ACL") on loans stood at 1.05% of total loans as of March 31, 2026, in line with both the linked quarter and prior year quarter. A provision for credit losses of $620,000 was recorded in the first quarter of 2026. Net loan charge-offs in the first quarter totaled

$806,000, or 0.034% of total loans. Net charge-offs included $671,000 in loans that had been individually analyzed and were fully reserved.
CAPITAL
The Company’s regulatory capital position was strong as of March 31, 2026. The Leverage Capital ratio increased to an estimated 9.09% as of March 31, 2026, as compared to the 8.84% and 8.40% reported as of December 31, 2025, and as of March 31, 2025, respectively. The estimated Total Risk-Based Capital ratio was 14.04% as of March 31, 2026, as compared to the 14.02% and 13.12% reported as of December 31, 2025, and as of March 31, 2025, respectively.
The Company's tangible book value per share was $22.71 as of March 31, 2026, up from $22.49 as of December 31, 2025, and up from $20.44 as of March 31, 2025. The Tangible Common Equity ratio increased to 8.08% as of March 31, 2026, up from 8.05% as of December 31, 2025, and 7.25% as of March 31, 2025.
DIVIDEND
On March 26, 2026, the Company's Board of Directors declared a first quarter dividend of $0.37 per share. The dividend was paid on April 17, 2026, to shareholders of record as of April 7, 2026.
ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $3.17 billion in assets. The Bank provides a complete array of commercial and retail banking services through eighteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Quarterly Selected Financial Data (Unaudited)

	At or for the quarters ended
Dollars in thousands, except for per share amounts	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Financial Data
Total Assets	$3,200,763	$3,166,303	$3,198,478	$3,199,510	$3,187,372
Total Loans	2,405,149	2,394,109	2,398,510	2,394,007	2,383,150
Total Investment Securities	619,159	628,683	642,961	653,855	656,844
Total Deposits	2,664,643	2,664,752	2,737,550	2,705,337	2,711,335
Total Shareholders’ Equity	286,784	283,143	274,566	265,492	259,681
Net Income	8,993	10,172	9,082	8,063	7,077
Per Common Share Data
Basic Earnings per Share	$0.81	$0.92	$0.82	$0.73	$0.64
Diluted Earnings per Share	0.80	0.91	0.81	0.72	0.63
Cash Dividends Declared	0.37	0.37	0.37	0.37	0.36
Book Value per Common Share	25.44	25.23	24.48	23.69	23.19
Tangible Book Value per Common Share	22.71	22.49	21.74	20.94	20.44
Market Value	28.03	26.44	26.26	25.41	24.72
Financial Ratios
Return on Average Equity(1)	12.64%	14.35%	13.33%	12.31%	11.13%
Return on Average Tangible Common Equity(1)	14.15%	16.12%	15.04%	13.95%	12.64%
Return on Average Assets(1)	1.15%	1.26%	1.13%	1.01%	0.91%
Pre-tax, pre-provision Return on Assets(1)	1.47%	1.58%	1.46%	1.30%	1.15%
Net Interest Margin Tax-Equivalent(1)	2.86%	2.83%	2.70%	2.52%	2.48%
Dividend Payout Ratio	45.74%	40.39%	45.18%	50.89%	56.34%
GAAP Efficiency Ratio	54.16%	50.81%	51.99%	54.13%	58.91%
Efficiency Ratio (non-GAAP)	52.64%	49.33%	50.40%	52.39%	56.93%
Asset Quality Ratios
Allowance for Credit Losses/Total Loans	1.05%	1.06%	1.05%	1.04%	1.05%
Allowance to Non-Performing Loans	155.73%	196.95%	261.36%	411.13%	414.88%
Non-Performing Loans to Total Loans	0.67%	0.54%	0.40%	0.25%	0.25%
Non-Performing Assets to Total Assets	0.51%	0.41%	0.30%	0.19%	0.19%
Capital Ratios
Leverage Capital Ratio(2)	9.09%	8.84%	8.63%	8.48%	8.40%
Tier 1 Capital Ratio(2)	12.89%	12.84%	12.39%	12.15%	11.96%
Total Capital Ratio(2)	14.04%	14.02%	13.56%	13.31%	13.12%
Tangible Common Equity Ratio	8.08%	8.05%	7.70%	7.41%	7.25%
Average Equity to Average Assets	9.10%	8.78%	8.45%	8.23%	8.15%
Average Tangible Equity to Average Assets	8.13%	7.82%	7.49%	7.27%	7.17%
(1)Annualized using a 365-day basis for 2026 and 2025.
(2)Estimated for current period.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Assets
Cash and due from banks	$23,607	$27,779	$31,606	$27,360	$26,432
Interest-bearing deposits in other banks	30,075	4,124	7,225	3,253	2,938
Securities available-for-sale	256,788	264,480	273,493	278,248	280,764
Securities held-to-maturity	354,057	355,928	362,552	367,873	368,571
Restricted equity securities, at cost	8,314	8,275	6,916	7,734	7,509
Loans held for sale	—	—	333	—	—
Loans	2,405,149	2,394,109	2,398,510	2,394,007	2,383,150
Less allowance for credit losses	25,209	25,365	25,078	24,829	25,114
Net loans	2,379,940	2,368,744	2,373,432	2,369,178	2,358,036
Accrued interest receivable	19,247	14,185	16,256	19,386	17,923
Premises and equipment	28,720	28,767	27,919	28,198	28,626
Goodwill	30,646	30,646	30,646	30,646	30,646
Other assets	69,369	63,375	68,100	67,634	65,927
Total assets	$3,200,763	$3,166,303	$3,198,478	$3,199,510	$3,187,372
Liabilities
Demand deposits	$268,100	$279,912	$313,729	$291,150	$267,876
NOW deposits	660,511	689,083	638,090	590,536	613,245
Money market deposits	453,210	469,689	458,398	388,214	398,966
Savings deposits	247,084	248,805	255,806	256,584	261,732
Certificates of deposit	699,635	638,931	688,001	774,521	754,558
Certificates $100,000 to $250,000	184,486	190,676	210,741	231,926	241,536
Certificates $250,000 and over	151,617	147,656	172,785	172,406	173,422
Total deposits	2,664,643	2,664,752	2,737,550	2,705,337	2,711,335
Borrowed funds	195,796	187,821	152,968	196,170	185,444
Other liabilities	53,540	30,587	33,394	32,511	30,912
Total Liabilities	2,913,979	2,883,160	2,923,912	2,934,018	2,927,691
Shareholders' equity
Common stock	113	112	112	112	112
Additional paid-in capital	74,255	73,714	73,276	72,795	72,355
Retained earnings	245,001	240,456	234,435	229,511	225,592
Net unrealized loss on securities available-for-sale	(32,790)	(31,341)	(33,523)	(37,237)	(38,702)
Net unrealized loss on transferred securities from available-for-sale to held-to-maturity	(35)	(38)	(40)	(60)	(45)
Net unrealized gain on cash flow hedging derivative instruments	—	—	19	84	82
Net unrealized gain on postretirement costs	240	240	287	287	287
Total shareholders' equity	286,784	283,143	274,566	265,492	259,681
Total liabilities & shareholders' equity	$3,200,763	$3,166,303	$3,198,478	$3,199,510	$3,187,372

Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,271,014	11,222,363	11,214,455	11,205,861	11,196,881
Book value per common share	$25.44	$25.23	$24.48	$23.69	$23.19
Tangible book value per common share	$22.71	$22.49	$21.74	$20.94	$20.44

The First Bancorp
Quarterly Consolidated Statements of Income (Unaudited)

	For the Quarters Ended
In thousands of dollars, except per share data	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Interest income
Interest and fees on loans	$34,725	$36,025	$36,197	$35,014	$33,924
Interest on deposits with other banks	30	185	108	51	56
Interest and dividends on investments	4,384	4,522	4,700	4,760	4,729
Total interest income	39,139	40,732	41,005	39,825	38,709
Interest expense
Interest on deposits	16,702	18,323	19,380	19,725	19,269
Interest on borrowed funds	1,748	1,298	1,567	1,691	1,641
Total interest expense	18,450	19,621	20,947	21,416	20,910
Net interest income	20,689	21,111	20,058	18,409	17,799
Credit loss expense - loans	650	615	690	348	396
Credit loss expense (reduction) - debt securities held to maturity	(1)	(40)	(12)	1	1
Credit loss expense (reduction) - off-balance sheet credit exposures	(29)	(303)	22	137	(5)
Total credit loss expense	620	272	700	486	392
Net interest income after provision for credit losses	20,069	20,839	19,358	17,923	17,407
Non-interest income
Investment management and fiduciary income	1,486	1,433	1,341	1,336	1,317
Service charges on deposit accounts	560	559	532	539	531
Net securities gains	12	—	—	—	—
Mortgage origination and servicing income	176	211	219	221	195
Debit card income	1,200	1,596	1,403	1,286	1,170
Other operating income	1,017	935	980	747	789
Total non-interest income	4,451	4,734	4,475	4,129	4,002
Non-interest expense
Salaries and employee benefits	7,330	7,198	6,674	6,276	6,850
Occupancy expense	956	827	814	876	877
Furniture and equipment expense	1,543	1,487	1,491	1,438	1,462
FDIC insurance premiums	570	629	698	701	694
Amortization of identified intangibles	7	6	7	6	7
Other operating expense	3,210	2,984	3,070	2,902	2,954
Total non-interest expense	13,616	13,131	12,754	12,199	12,844
Income before income taxes	10,904	12,442	11,079	9,853	8,565
Applicable income taxes	1,911	2,270	1,997	1,790	1,488
Net Income	$8,993	$10,172	$9,082	$8,063	$7,077
Basic earnings per share	$0.81	$0.92	$0.82	$0.73	$0.64
Diluted earnings per share	$0.80	$0.91	$0.81	$0.72	$0.63

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2026 and 2025.

	For the quarters ended
In thousands of dollars	3/31/2026	12/31/2025	3/31/2025
Net interest income as presented	$20,689	$21,111	$17,799
Effect of tax-exempt income	663	701	711
Net interest income, tax equivalent	$21,352	$21,812	$18,510
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and provision for credit losses on securities from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-

equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the quarters ended
In thousands of dollars	3/31/2026	12/31/2025	3/31/2025
Non-interest expense, as presented	$13,616	$13,131	$12,844
Net interest income, as presented	20,689	21,111	17,799
Effect of tax-exempt interest income	663	701	711
Non-interest income, as presented	4,451	4,734	4,002
Effect of non-interest tax-exempt income	77	70	48
Net securities gains	(12)	—	—
Adjusted net interest income plus non-interest income	$25,868	$26,616	$22,560
Non-GAAP efficiency ratio	52.64%	49.33%	56.93%
GAAP efficiency ratio	54.16%	50.81%	58.91%
The Company presents certain information based upon tangible common equity instead of total shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. GAAP:

	For the quarters ended
In thousands of dollars	3/31/2026	12/31/2025	3/31/2025
Average shareholders' equity as presented	$288,560	$268,059	$257,807
Less intangible assets	(30,775)	(30,791)	(30,801)
Tangible average shareholders' equity	$257,785	$237,268	$227,006
To provide period-to-period comparison of operating results prior to consideration of credit loss provision and income taxes, the non-GAAP measure of PTPP Net Income is presented. The following table provides a reconciliation to Net Income:

	For the quarters ended
In thousands of dollars	3/31/2026	12/31/2025	3/31/2025
Net Income, as presented	$8,993	$10,172	$7,077
Add: credit loss expense	620	272	392
Add: income taxes	1,911	2,270	1,488
Pre-Tax, pre-provision net income	$11,524	$12,714	$8,957

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Category: Earnings
Source: The First Bancorp

The First Bancorp
Richard M. Elder, EVP, Chief Financial Officer
207-563-3195
rick.elder@thefirst.com